                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 19, 2001, relating to the financial statements and financial highlights which appears in the May 31, 2001 Annual Report to the Board of Trustees and Shareholders of SEI Institutional Investments Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
September 26, 2001